Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

DRILLING TOOLS INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	Equity	Common stock, par value $0.0001 per share(1)	457(c) 457(f)(1)	4,845,240(2)	N/A	$25,679,772	0.00014760	$3,790.34

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

		Total Offering Amounts				$25,679,772	0.00014760	$3,790.34

		Total Fees Previously Paid						$3,790.34

		Total Fee Offsets						$0

		Net Fee Due						$0

(1)

This registration statement relates to the registration of the maximum number of shares of common stock, par value $0.0001 per share, of the registrant (the “DTI Common Stock”) estimated to be issuable by the registrant in connection with the merger described in the enclosed proxy statement/prospectus and the Agreement and Plan of Merger, dated as of March 6, 2024, by and among the registrant, DTI Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the registrant, DTI Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the registrant, and Superior Drilling Products, Inc., a Utah corporation (“SDPI”).

(2)

Represents the maximum number of shares of DTI Common Stock estimated to be issuable upon completion of the merger described in the enclosed proxy statement/prospectus. Such maximum estimated share amount assumes (i) all holders of common stock of SDPI elect to receive Stock Election Consideration (as such term is defined in the enclosed proxy statement/prospectus) and (ii) DTI and SDPI do not waive the Maximum Share Amount (as such term is defined in the enclosed proxy statement/prospectus).

(3)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and calculated pursuant to Rule 457(c) and 457(f)(1) under the Securities Act as follows: the product of (a) $5.30, the average of the high and low prices of the DTI Common Stock as reported on Nasdaq on May 6, 2024 (b) 4,845,240 shares of DTI Common Stock, which is the maximum number of shares of DTI Common Stock estimated to be issuable upon completion of the merger described in the enclosed proxy statement/prospectus.